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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Registration Statement No. 333-91227 on Form N-1A of Mercury Large Cap Series Funds, Inc. of our reports dated as indicated below, on each of the Funds and on each of their respective Portfolios listed below, appearing in each Fund's October 31, 2002 Annual Report.

Name                                      Date of our Report
----                                      ------------------

Mercury Large Cap Growth Fund            December 10, 2002
Master Large Cap Growth Portfolio        December 10, 2002 (January 7, 2003 as to Note 5)

Mercury Large Cap Value Fund             December 10, 2002
Master Large Cap Value Portfolio         December 10, 2002

Mercury Large Cap Core Fund              December 10, 2002
Master Large Cap Core Portfolio          December 10, 2002 (January 7, 2003 as to Note 5)

We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 24, 2003